                                                                      EXHIBIT 21

                     LIST OF SUBSIDIARIES OF THE REGISTRANT

                                                                   Jurisdiction
                                                                        of
Name                                                               Incorporation
----                                                               -------------
F&H Pipeline Company..............................................   Delaware
Grant Gathering Company...........................................   Delaware
Vastar Holdings, Inc..............................................   Delaware
  Vastar Gas Marketing, Inc. ("VGM")..............................   Delaware
  Vastar Power Marketing, Inc. ("VPM")............................   Delaware
    Vastar Energy, Inc. (VGM 99%; VPM 1%).........................   Delaware
Vastar Offshore, Inc. ("VOI").....................................   Delaware
  Vastar Pipeline, LLC (VOI 100%).................................   Delaware
Wilburton Hub, Inc................................................   Delaware
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